Exhibit 16.1

February 13, 2026

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read ITG Parent, LLC’s statements pursuant to Item 304 of Regulation S-K captioned “Change in Auditor” included in ITG, Inc.’s Form S-1 filed on February 13, 2026 and we agree with such statements concerning our firm.

/s/ RSM US LLP